Exhibit 99.1

NewsRelease

Teledyne Technologies to Acquire Intelek plc
THOUSAND OAKS, Calif. and SWINDON, UK — June 16, 2010 — Teledyne Technologies Incorporated (NYSE:TDY) (“Teledyne”) and Intelek plc (LSE:ITK.L) (“Intelek”) jointly announced today that they have reached agreement on the terms of a recommended cash offer to be made by Teledyne for the entire issued and to be issued ordinary share capital of Intelek (the “Offer”). Under the terms of the Offer, Intelek’s ordinary shareholders (“Intelek Shareholders”) will receive 32 pence in cash for each Intelek Share valuing the entire existing issued ordinary share capital of Intelek at approximately £28 million.
Intelek is a group of companies which primarily designs and manufactures electronic systems for satellite and microwave communication. Through its Paradise Datacom division, Intelek designs and manufactures satellite modems, transceivers, block up-converters, solid state power amplifiers, low noise amplifiers and associated equipment for the terrestrial segment of the satellite communications market. Intelek’s Labtech division is a manufacturer of microwave circuits and components primarily for the defense electronics, global telecommunications, space and satellite communications markets. Intelek’s CML division manufactures precision machined and composite aerostructures for military and commercial aircraft. Following completion of an acquisition, Teledyne will consider strategic alternatives for CML, which may after review include a sale of the business.
“The proposed acquisition of Intelek should further expand Teledyne’s capabilities in microwave systems, and we are delighted that the directors of Intelek have decided unanimously to recommend the Offer to the Intelek Shareholders,” said Robert Mehrabian, chairman, president and chief executive officer of Teledyne. “The operations of Intelek are highly complementary with Teledyne’s existing microwave businesses. In particular, Paradise Datacom’s high power solid state amplifiers and modems for commercial customers complement Teledyne’s strong position in broadband high power traveling wave tube (TWT) and lower power solid state subsystems, primarily for military customers. By combining our capabilities, we believe that Teledyne will be able to offer, over time, an enhanced range of complete high power TWT and GaAs and GaN-based solid state amplifier systems for communications, radar and electronic warfare applications.”
“The directors of Intelek have focused our strategy on further developing our satellite and microwave communications businesses,” said Ian Brodie, chief executive officer of Intelek. “This Offer is at a substantial premium and we unanimously recommend that shareholders accept this Offer. Finally, we are pleased that Teledyne has indicated that, under its ownership, Teledyne will continue to support and further develop Intelek’s microwave businesses and employees.”
The aggregate value for the transaction will be approximately £35 million (or approximately $52 million) taking into account Intelek’s stock options, net debt and pension deficit. For the year ended March 31, 2010, Intelek had sales of approximately £38 million.
Intelek’s directors have unanimously recommended that Intelek Shareholders accept the Offer. In addition, Teledyne has received irrevocable undertakings from Intelek directors and the company’s largest shareholder to accept the Offer.
Teledyne’s Offer will be made in accordance with the relevant requirements of the UK City Code on Takeovers and Mergers (“Takeover Code”) (including customary closing conditions) and be governed by

English law. For additional information on the Offer please see documents available on www.teledyne.com and on the Intelek website at www.intelek.plc.uk during the course of the offer process.
Altium Capital Limited is acting as financial advisor, and DLA Piper UK LLP is acting as legal counsel to Intelek. Teledyne is advised by N M Rothschild & Sons Limited as financial advisors and McGuireWoods London LLP as legal counsel.
Teledyne Technologies is a leading provider of sophisticated electronic subsystems, instrumentation and communication products, engineered systems, aerospace engines, and energy and power generation systems. Teledyne Technologies’ operations are primarily located in the United States, the United Kingdom and Mexico. For more information, visit Teledyne Technologies’ website at www.teledyne.com.
Intelek plc is a leading designer and manufacturer of electronic systems for satellite and microwave communications. The company’s skills include microwave frequency design, digital signal processing, thermal modeling, and microwave circuit processing and sub-assembly. For more information, visit Intelek’s website at www.intelek.plc.uk.
Notice to Non-UK Intelek Shareholders
The Offer is not being made and will not be made, directly or indirectly, in or into the United States or in any other jurisdiction in which the making of the Offer would not be in compliance with the laws of such jurisdiction. Any and all materials related to the Offer should not be sent or otherwise distributed in or into the United States whether by use of the United States mail or by any other means or instrumentality of United States commerce (including, but without limitation, the mail, facsimile transmission, telex, telephone and the Internet) or any facility of a United States national securities exchange, and the Offer cannot be accepted by any such use, means or instrumentality, in or from within the United States. Accordingly, no materials related to the Offer will be, and must not be, sent or otherwise distributed in or into or from the United States or, in their capacities as such, to custodians, trustees or nominees holding shares of Intelek for United States persons, and persons receiving any such documents (including custodians, nominees and trustees) must not distribute or send them in, into or from the United States. Any purported acceptance of the Offer resulting directly or indirectly from a violation of these restrictions will be invalid. No shares of Intelek are being solicited from a resident of the United States and, if sent in response by a resident of the United States, will not be accepted. For the purposes of this paragraph, United States means the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia.
The availability of the Offer to Intelek Shareholders who are not resident in and citizens of the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are located or of which they are citizens. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdictions. Further details in relation to non-UK shareholders will be contained in the Offer documentation.
Neither the United States Securities and Exchange Commission nor any US state securities commission has approved or disapproved the Offer or passed upon the completeness of this announcement or the Offer documentation. Any representation to the contrary is a criminal offence.
Takeover Code Dealing Disclosure Requirements
Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1% or more of any class of relevant securities of Intelek must make an Opening Position Disclosure following the commencement of the offer period. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of Intelek. An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 p.m. (London time) on the 10th business day following the commencement of the offer period. Relevant persons who deal in the relevant securities of

Intelek prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of Intelek must make a Dealing Disclosure if the person deals in any relevant securities of Intelek. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each Intelek , save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3:30 p.m. (London time) on the business day following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of Intelek, they will be deemed to be a single person for the purpose of Rule 8.3.
Opening Position Disclosures must also be made by Intelek and Teledyne and Dealing Disclosures must also be made by Intelek and Teledyne and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the UK Panel on Takeovers and Merger’s (the “Takeover Panel”) website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Takeover Panel’s Market Surveillance Unit on +44 (0)20 7638 0129. The defined terms used in this paragraph “Takeover Code Dealing Disclosure Requirements” are defined in the Takeover Code which can be found on the Takeover Panel’s website.
Additional Information About the Offer
This announcement is not intended to and does not constitute or form part of an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the offer or otherwise, nor shall there be any sale, issuance or transfer of the securities in any jurisdiction in contravention of applicable law. Any response in relation to the Offer should be made only on the basis of the information in definitive Offer documentation or any document by which the Offer is made. The Offer documentation will be distributed to Intelek Shareholders and, for information only to persons with information rights. Intelek and Teledyne urge Intelek Shareholders to read the Offer documentation when it becomes available because it will contain important information relating to the Offer.
Rothschild, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting for Teledyne as financial adviser in relation to the Offer and is not acting for or advising any other person and accordingly will not be responsible to any person other than Teledyne for providing the protections afforded to the clients of Rothschild or for providing advice in relation to the contents of this announcement or any offer or arrangements referred to herein or in the Offer Documentation. Neither Rothschild nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Rothschild in connection with this announcement, any statement contained herein or otherwise.
Altium, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Intelek and no-one else in connection with the Offer and will not be responsible to anyone other than Intelek for providing the protections afforded to clients of Altium nor for providing advice in relation to the Offer or any other matters referred to herein.

Forward-Looking Statements Cautionary Notice
This announcement contains forward-looking statements intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995, with respect to management’s beliefs about the financial condition, results of operations and businesses of Teledyne and Intelek in the future. These statements involve risks and uncertainties, are based on the current expectations of the management of Intelek and Teledyne and are subject to uncertainty and changes in circumstances. The forward-looking statements contained herein may include statements about the expected effects on Teledyne of the Offer, the expected timing and scope of the Offer, anticipated earnings enhancements, estimated cost savings and other synergies, costs to be incurred in achieving synergies and other strategic options and all other statements in this announcement other than historical facts. Forward-looking statements include, without limitation, statements typically containing words such as “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Actual results could differ materially from these forward-looking statements. Many factors could change anticipated results, including unanticipated issues associated with the satisfaction of the conditions to the Offer, issues associated with obtaining necessary regulatory approvals and the terms and conditions of such approvals, Teledyne’s ability to integrate the acquired operations, retain customers and achieve operating synergies, the ability to develop and market new products, failure of the requisite number of Intelek Shareholders to approve the acquisition, and unexpected acquisition-related costs and expenses. In addition, financial market fluctuations may affect the value of Intelek’s pension assets. Certain of these and other factors that could affect Intelek’s business are discussed in Intelek’s Annual Report for the fiscal year ended March 31, 2009. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Teledyne’s periodic filings with the Securities and Exchange Commission, including its 2009 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2010. Neither Teledyne nor Intelek undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Teledyne Technologies Incorporated		Intelek plc

Investor Contact:	Jason VanWees (805) 373-4542	Contact:	Ian Brodie Kevin Edwards

Press Contact:	Robyn McGowan (805) 373-4540		+44 (0) 1793 827000